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                                                                   EXHIBIT 21.01

                         SUBSIDIARIES OF THE REGISTRANT


Nashua Corporation, or one of its wholly-owned subsidiaries, owns beneficially, directly or indirectly, all of the capital stock in the following subsidiaries:

                                                                    Jurisdiction of
Domestic                                                             Incorporation
- --------                                                            ---------------
Nashua Belmont Limited (2)                                             Delaware
Nashua Commercial Products Corporation(1)                              Delaware
Nashua International, Inc.(1)                                          Delaware
Nashua Photo European Investments, Inc.(2)                             Delaware
Nashua Photo Inc.(1)                                                   Delaware
Nashua Photo International Investments, Inc.(2)                        Delaware
Nashua Photo Licensing Inc.(2)                                         Delaware
Nashua P.R., Inc.(1)                                                   Delaware
Nippon Nashua Incorporated(1)                                          Delaware
Promolink Corporation(1)                                               Delaware

                                                                    Jurisdiction of
Foreign                                                              Incorporation
- -------                                                             ---------------
Nashua Europe B.V. (1)                                                 Netherlands
Nashua FSC Limited (1)                                                 Jamaica
Nashua Nederland B.V. (1)                                              Netherlands
Nashua Photo Limited (2)                                               Canada
Nashua Photo Limited (2)                                               England
Postal Film Services (Country-Wide) Limited (3)                        England



____________________

(1)  Stock held by Nashua Corporation
(2)  Stock held by Nashua Photo Inc.
(3)  Stock held by Nashua Photo Limited (U.K.)


All of the above listed subsidiaries are included in Nashua's consolidated financial statements.